Exhibit 99.2 United Bankshares, Inc. (UBSI) Second Quarter 2026 Earnings Review July 23, 2026

FORWARD LOOKING STATEMENTS This presentation and statements made by United Bankshares, Inc. (“UBSI”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) projections of income, expenses, provision expense, capital structure and other financial information; (ii) UBSI’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of UBSI and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of UBSI. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve and the trade and tariff policies; (2) general competitive, economic, political and market conditions and other factors that may affect future results of UBSI, including changes in asset quality and credit risk; the economic impact of oil and gas prices; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms; (3) deposit attrition, client loss or revenue loss following completed mergers or acquisitions that may be greater than anticipated; (4) regulatory change risk resulting from new laws, rules, regulations, or accounting principles, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and the possibility of changes in accounting standards, policies, principles and practices; (5) the cost and effects of cyber incidents or other failures, interruptions, or security breaches of UBSI’s systems and those of our customers or third- party providers; (6) competitive pressures on product pricing and services; (7) success, impact, and timing of UBSI’s business strategies, including market acceptance of any new products or services; (8) volatility and disruptions in global capital and credit markets; (9) operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisitions; (10) catastrophic events such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including public health crises and infectious disease outbreaks, as well as any government actions in response to such events; (11) geopolitical risk from terrorist activities and armed conflicts that may result in economic and supply disruptions, and loss of market and consumer confidence; (12) the risks of fluctuations in market prices for UBSI common stock that may or may not reflect economic condition or performance of UBSI; (13) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; and (14) other factors that may affect future results of UBSI, as disclosed in UBSI’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed by UBSI with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements. UBSI cautions that the foregoing list of factors is not exclusive. UBSI does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. 2

2Q26 HIGHLIGHTS • Achieved record Net Income of $131.4 million and record Diluted Earnings Per Share of $0.95 • Generated Return on Average Assets of 1.56%, Return on Average Shareholders' Equity of 9.53%, and Return on Average Tangible Common Equity* of 15.15% • Returned capital through $53 million of common dividends and $66 million of share repurchases (repurchased 1.5 million shares during 2Q26) • Net Interest Income was $285.3 million and Net Interest Margin (FTE) remained solid at 3.81% • Consistently ranked as one of the most trustworthy banks in America by Newsweek (ranked in the top 10 each year, including #1 in 2023) • Quarterly dividend of $0.38 per share equates to a yield of ~3.2% (based upon recent prices). United has increased dividends to shareholders for 52 consecutive years • Asset quality remains sound with Non-Performing Assets to Total Assets of 0.36% • Strong expense control with an efficiency ratio of 47.78% • Capital position remains robust and liquidity remains sound *Non-GAAP measure. Refer to appendix. 3

EARNINGS SUMMARY

In thousands, except per share data	Three Months Ended		
	2Q26	1Q26	2Q25
Interest & Fees Income	$ 418,197	$ 415,929	$ 421,196
Interest Expense	$ 132,885	$ 133,414	$ 146,659
Net Interest Income	$ 285,312	$ 282,515	$ 274,537
Provision for Credit Losses	$ 4,961	$ 7,776	$ 5,889
Noninterest Income	$ 38,506	$ 34,063	$ 31,460
Noninterest Expense	$ 154,715	$ 152,814	$ 148,020
Income Before Income Taxes	$ 164,142	$ 155,988	$ 152,088
Income Taxes	$ 32,765	$ 31,788	$ 31,367
Net Income	$ 131,377	$ 124,200	$ 120,721
Diluted EPS	$0.95	$0.89	$0.85
Weighted Average Diluted Shares	138,418	140,092	142,444
Notes			
Merger-Related Expenses (before tax)	$ -	$ -	$ 1,315

Linked-Quarter (LQ)

- Net Income was $131.4 million in 2Q26 compared to $124.2 million in 1Q26, with diluted EPS of $0.95 in 2Q26 compared to $0.89 in 1Q26.
- Net Interest Income increased $2.8 million. The interest spread increased 1 basis point due to a 3 basis point decrease in the average cost of funds partially offset by a 2 basis point decrease in the yield on average earning assets. Acquired loan accretion income decreased $2.5 million.
- Provision Expense was $5.0 million in 2Q26 compared to $7.8 million in 1Q26.
- Noninterest Income increased $4.4 million compared to 1Q26 driven by a $2.7 million increase in other noninterest income primarily due to higher market values of underlying investments associated with postretirement benefit plans, in addition to smaller increases in several other categories. Net gains on investment securities increased $0.5 million from $2.3 million in 1Q26 to $2.8 million in 2Q26.
- Noninterest Expense increased $1.9 million driven by a $3.1 million increase in employee compensation partially offset by a $1.8 million decrease in the expense for the reserve for unfunded loan commitments.
- The effective tax rate decreased from 20.4% in 1Q26 to 20.0% in 2Q26.

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UNITED BANKSHARES, INC.

PERFORMANCE RATIOS Strong profitability and expense control Return on Average Assets Efficiency Ratio 60.00% 1.80% 1.60% 50.00% 1.40% 40.00% 1.20% 1.00% 30.00% 0.80% 0.60% 20.00% 0.40% 10.00% 0.20% 0.00% 0.00% 2Q25 3Q25 4Q25 1Q26 2Q26 2Q25 3Q25 4Q25 1Q26 2Q26 Return on Average Return on Average Shareholders' Equity Tangible Common Equity* 12.00% 18.00% 16.00% 10.00% 14.00% 8.00% 12.00% 10.00% 6.00% 8.00% 4.00% 6.00% 4.00% 2.00% 2.00% 0.00% 0.00% 2Q25 3Q25 4Q25 1Q26 2Q26 2Q25 3Q25 4Q25 1Q26 2Q26 *Non-GAAP measure. Refer to appendix. 3Q25 was impacted by net gains on investment securities of $10.4 million primarily due to unrealized fair value gains on equity securities. 5

NET INTEREST INCOME AND MARGIN


Average Yields
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
2Q25
3Q25
4Q25
1Q26
2Q26
Net Loans
Investment Securities
Interest-Bearing Deposits

Net Interest Income & Net Interest Margin (FTE)


$300
$275
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	2Q25	3Q25	4Q25	1Q26	2Q26
Loan PA Accretion	11.8	7.5	8.5	7.5	5.0
Net Interest Income (FTE), excluding loan accretion	263.6	273.4	279.8	275.8	281.1
Net Interest Margin (FTE)	3.81%	3.80%	3.83%	3.80%	3.81%

$ in millions

- Reported Net Interest Margin (FTE) increased from 3.80% to 3.81% LQ.
- Linked-quarter Net Interest Income (FTE) increased $2.8 million. The interest spread increased 1 basis point due to a 3 basis point decrease in the average cost of funds partially offset by a 2 basis point decrease in the yield on average earning assets. Acquired loan accretion income decreased $2.5 million.
- Approximately ~50% of the loan portfolio is fixed rate and ~50% is adjustable rate, while ~41% of the total portfolio is projected to reprice within the next 3 months.
- ~8% of the securities portfolio is floating rate. Securities balances of approximately ~$449 million with an average yield of ~3.7% are projected to roll off during the remainder of FY 2026. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 4.0 years.
- Time deposits have an average maturity of ~5 months. Approximately ~13% of total deposits have interest rates tied to a floating rate index.
- Scheduled purchase accounting loan accretion is estimated at ~$8 million for the remainder of FY 2026 and ~$11 million for FY 2027.

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UNITED BANKSHARES, INC.

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE) ($ in millions) Loans, EOP 2Q26 % of Total LQ Change Owner Occupied CRE $ 2,171 8.7% $ 31 $26,000 $25,006 $24,875 $24,721 $24,531 Non Owner Occupied CRE $ 8 ,722 34.9% $ 175 $24,061 $24,000 Commercial $ 3 ,807 15.2% $ 48 Residential Real Estate $ 6,180 24.7% $ 65 $22,000 Construction & Land Dev. $ 3 ,336 13.3% $ (206) $20,000 Bankcard $ 9 0.0% $ 0 $18,000 Consumer $ 782 3.1% $ 19 $16,000 Total Gross Loans $ 25,006 100.0% $ 131 $14,000 $12,000 • Linked-Quarter loan balances increased $131 million driven by Non Owner $10,000 Occupied CRE loans. Loan growth was partially offset by elevated payoff 2Q25 3Q25 4Q25 1Q26 2Q26 activity. • Non Owner Occupied CRE to Total Risk Based Capital was ~292% at 2Q26. $ in millions CRE portfolio remains diversified among underlying collateral types. Non Owner Occupied CRE • Non Owner Occupied Office loans total ~$0.7 billion (~2.8% of total loans). Other The Top 60 Office loans make up ~75% of total Non Owner Occupied Office Industrial 3% 8% balances. The weighted average LTV at origination for the Top 60 was ~58%. Retail • Weighted average FICO of all consumer-related loan sectors is ~765. Self Storage Hospitality 16% 6% • Fixed rate loans maturing within 12 months total ~$2.1 billion at a weighted 18% Special Purpose average rate of ~5.0%. Fixed rate loans maturing within 13-24 months total 7% ~$1.4 billion at a weighted average rate of ~5.6%. Multifamily • Total purchase accounting-related fair value discount on loans was ~$44 28% Office million as of 6/30/26. 8% Mixed Use 6% 7

LOAN PORTFOLIO GEOGRAPHIC DETAILS

Diversified portfolio with strong underwriting practices and ongoing monitoring

Total Loans		Loan Segments					
	Total Loans	CRE NOO	CRE OO	C&D	C&I	Residential Real Estate	Other Consumer
Total Loans ($ Billions)	25.0	8.7	2.2	3.3	3.8	6.2	0.8
% of Total Loans	*100%*	*35%*	*9%*	*13%*	*15%*	*25%*	*3%*
Geographic location							
Southeast	43%	47%	53%	68%	17%	41%	15%
Metro DC / Baltimore	34%	38%	24%	22%	33%	44%	17%
WV / OH / PA / Shenandoah Valley	19%	13%	22%	7%	42%	13%	54%
Other	4%	2%	1%	3%	8%	2%	14%
Total	100%	100%	100%	100%	100%	100%	100%



Ohio
Pennsylvania
Indiana
Maryland
West Virginia
Kentucky
Virginia
Tennessee
North Carolina
South Carolina
Georgia
Florida
Shading indicates areas with outstanding loans. Color coding represents the geographies noted in the table.
Indicates United office location

Select Portfolio Details:

- Total NOO Office loans represent $0.7 billion, or only ~2.8% of total loans, with ~51% located in the Washington DC MSA and zero exposure to the CBD of Washington DC. The ALLL associated with the NOO Office portfolio was $60.2 million (8.5% of total NOO Office loans) at 6/30/26.
- C&I Government Contracting loans represent only ~0.6% of total loans. Our Government Contracting loans are concentrated in blue-chip companies with the top 3 borrowers comprising ~72% of the portfolio with credit ratings of BB+ or better.
- Total Residential Real Estate loans have an overall weighted average FICO of ~763, with a weighted average FICO of ~767 in the Washington DC MSA.
- Loans to Nondepository Financial Institutions (NDFIs) total $0.3 billion, or only ~1.4% of total loans. The balances are comprised of loans to Real Estate Investment Trusts, or REITs (~55%); mortgage warehouse (~29%); and other (~16%).

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*Data as of 6/30/26; Geographic locations based on collateral address, if applicable, or originating office location.

UNITED BANKSHARES, INC.

CREDIT QUALITY End of Period Balances ($ in thousands) 3/31/26 6/30/26 Non-Accrual Loans $91,170 $99,301 90-Day Past Due Loans $11,664 $11,346 Total Non-performing Loans $102,834 $110,647 Other Real Estate Owned $10,390 $10,212 Total Non-performing Assets $113,224 $120,859 Non-performing Loans / Loans 0.41% 0.44% Non-performing Assets / Total Assets 0.34% 0.36% Annualized Net Charge-offs / Average Loans 0.09% 0.08% Allowance for Loan & Lease Losses (ALLL) $299,599 $299,504 ALLL / Loans, net of unearned income 1.20% 1.20% Allowance for Credit Losses (ACL)* $336,646 $336,726 ACL / Loans, net of unearned income 1.35% 1.35% • NPAs were $120.9 million at 6/30/26 compared to $113.2 million at 3/31/26 with the ratio of NPAs to Total Assets increasing from 0.34% to 0.36%. • 30-89 Day Past Due loans were 0.28% of total loans at 6/30/26 compared to 0.25% at 3/31/26. • ALLL as a percentage of Total Loans was flat compared to 3/31/26 at 1.20%. *ACL is comprised of ALLL and the reserve for lending-related commitments 9

DEPOSIT SUMMARY


Deposits, EOP
$28,000
$26,000
$24,000
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$26,336
$26,884
$27,061
$27,121
$27,171
2Q25
3Q25
4Q25
1Q26
2Q26


Average Deposits
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Interest Bearing
Non Interest Bearing
2Q25
3Q25
4Q25
1Q26
2Q26

$ in millions

($ in millions)		2Q26	% of Total		LQ Change
Non Interest Bearing	$	6,732	24.8%	$	322
Interest Bearing Transaction	$	6,438	23.7%	$	(180)
Regular Savings	$	1,273	4.7%	$	(13)
Money Market Accounts	$	7,898	29.1%	$	(136)
Time Deposits < $100,000	$	1,366	5.0%	$	(4)
Time Deposits > $100,000	$	3,464	12.7%	$	61
Total Deposits	$	27,171	100.0%	$	50

- Strong core deposit base with 25% of deposits in Non Interest Bearing accounts.
- LQ deposits increased $50 million driven by Non Interest Bearing accounts and Time Deposits.
- Cumulative interest bearing deposit beta of ~50% and total deposit beta of ~35% since 3Q24.
- Enviable deposit franchise with an attractive mix of both high growth MSAs and stable, rural markets with a strong deposit base.

Top 10 MSAs by Deposits* (as of 6/30/25)

MSA	Total Deposits In MSA ($000)	Number of Branches	Rank
Washington, DC	10,482,772	57	7
Morgantown, WV	1,568,631	6	1
Charleston, WV	1,501,472	5	2
Atlanta, GA	1,312,956	11	17
Richmond, VA	818,435	13	9
Parkersburg, WV	754,627	4	1
Hagerstown, MD	728,404	6	2
Myrtle Beach, SC	653,612	7	9
Charlotte, NC	652,696	7	17
Wheeling, WV	541,685	6	2

Source: S&P Global Market Intelligence

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UNITED BANKSHARES, INC.

LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL Deposit Account Details ($ in millions) End of Period Ratios / Values 6/30/26 % of Total Deposits Estimated Uninsured Deposits (less affiliate and collateralized deposits) $8,847 33% Estimated Insured/Collateralized Deposits $18,324 67% Total Deposits $27,171 100% • Liquidity remains strong with a granular deposit base and geographic diversification. • Average deposit account size is ~$38 thousand with >700 thousand total deposit accounts. • Estimated uninsured/uncollateralized deposits were 33% of total deposits at 6/30/26 compared to 32% at 3/31/26. Available Liquidity ($ in millions) 6/30/26 Cash & Cash Equivalents $2,081 Unpledged AFS Securities $1,256 Available FHLB Borrowing Capacity $5,027 Available FRB Discount Window Borrowing Capacity $4,416 Subtotal $12,780 Additional FHLB Capacity (with delivery of collateral) $4,226 Additional Brokered Deposit Capacity (based on internal policy) $5,094 Total Liquidity* $22,100 *Does not include other sources of liquidity such as Fed Funds Lines, additional Reciprocal Deposit capacity, etc. 11

CAPITAL RATIOS AND PER SHARE DATA End of Period Ratios / Values 3/31/26 6/30/26** Common Equity Tier 1 Ratio 13.3% 13.3% Tier 1 Capital Ratio 13.3% 13.3% Total Risk Based Capital Ratio 15.5% 15.6% Leverage Ratio 11.2% 11.3% Total Shareholders' Equity to Total Assets 16.3% 16.3% *Tangible Common Equity to Tangible Assets (non-GAAP) 10.9% 10.9% Book Value Per Share $39.65 $40.24 *Tangible Book Value Per Share (non-GAAP) $24.84 $25.29 *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. • Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. • United repurchased 1.5 million common shares during 2Q26 for $66.0 million as compared to 1.7 million common shares during 1Q26 for $69.4 million. • From 07/01/26 through 07/22/26, United repurchased 730 thousand common shares for $33.9 million. • As of 07/22/26, there were 0.8 million shares available to be repurchased under the approved plan. 12

2026 OUTLOOK Select guidance is being provided for 2026. Our outlook may change if the expectations for these items vary from current expectations. • Balance Sheet: Expect loan and deposit growth rates to be in the mid single digits for the remainder of 2026 (annualized). Loan pipelines remain relatively strong. Expect investment portfolio balances to increase by mid single digits for the remainder of 2026 (annualized). • Net Interest Income: Net interest income (non-FTE) expected to be in the range of $1.15 billion to $1.16 billion for 2026 (assumes no rate actions in 2026). Loan purchase accounting accretion is currently estimated at ~$22 million for FY 2026 (includes scheduled and estimated accelerated accretion). • Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect our credit performance to outperform the industry. Current planning assumption for provision expense is $30 million for FY 2026. • Non Interest Income: Expect non interest income to be in the range of $135 million to $140 million for 2026. Mortgage banking revenue will be subject to industry trends. • Non Interest Expense: Expect non interest expense to be in the range of $620 million to $625 million for 2026. • Effective Tax Rate: Estimated at approximately ~20.5%. • Capital: Expect to be active in the buyback in 2026 (market dependent). United’s capital position remains robust. 13

INVESTMENT THESIS • Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a strong deposit base • Consistently high-performing company with a culture of disciplined risk management and expense control • 52 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time • Experienced management team with a proven track record of execution • Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities • Attractive valuation with a current Price-to-Earnings Ratio of ~13.1x (based upon median 2026 street consensus estimate of $3.60 per Bloomberg) 14

DEMONSTRATED HISTORY OF SUCCESSFUL ACQUISITIONS 40.0 Closed on 1/10/25 35.0 $33.7 $30.0 $29.9 $29.5 $29.3 30.0 $26.2 25.0 $19.7 $19.3 $19.1 20.0 $14.5 15.0 $12.6 $12.3 10.0 $8.7 5.0 0.0 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2024Y 2025Y Source: S&P Capital IQ Pro; Company filings 15 Total Assets ($B)

APPENDIX 16

RECONCILIATION OF NON-GAAP ITEMS (dollars in thousands) 2Q25 3Q25 4Q25 1Q26 2Q26 (1) Return on Average Tangible Common Equity (A) Net Income (GAAP) $120,721 $130,748 $128,828 $124,200 $131,377 (B) Number of Days in the Quarter 91 92 92 90 91 Average Total Shareholders' Equity (GAAP) $5,351,140 $5,413,460 $5,492,008 $5,549,114 $5,527,850 Less: Average Total Intangibles (2,049,504) (2,055,082)) (2,052,648) (2,050,468) (2,048,631) (C) Average Tangible Common Equity (non-GAAP) $3,301,636 $3,358,378 $3,439,360 $3,498,646 $3,479,219 [(A) / (B)]*365 (or 366 for leap year) Formula: (C) Return on Average Tangible Common Equity 14.67% 15.45% 14.86% 14.40% 15.15% (non-GAAP) 17

RECONCILIATION OF NON-GAAP ITEMS (CONT.) (dollars in thousands) 3/31/2026 6/30/2026 (2) Tangible Common Equity to Tangible Assets Total Assets (GAAP) $ 33,705,380 $ 33,751,832 Less: Total Intangibles (GAAP) (2,049,277) (2,047,439) Tangible Assets (non-GAAP) $ 31,656,103 $ 31,704,393 Total Shareholders' Equity (GAAP) $ 5,488,126 $ 5,510,537 Less: Total Intangibles (GAAP) (2,049,277) (2,047,439) Tangible Common Equity (non-GAAP) $ 3,438,849 $ 3,463,098 Tangible Common Equity to Tangible Assets (non-GAAP) 10.9% 10.9% (3) Tangible Book Value Per Share: Total Shareholders' Equity (GAAP) $ 5,488,126 $ 5,510,537 Less: Total Intangibles (GAAP) (2,049,277) (2,047,439) Tangible Common Equity (non-GAAP) $ 3,438,849 $ 3,463,098 ÷ EOP Shares Outstanding (Net of Treasury Stock) 138,431,009 136,942,149 Tangible Book Value Per Share (non-GAAP) $24.84 $25.29 18